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                                                                    Exhibit 23.1






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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          We have issued our report dated December 15, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Alpha Technologies Group, Inc. on Form 10-K for the year ended October 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Alpha Technologies Group, Inc. on Forms S-8 (File No. 33-06695, effective June 23, 1986, File No. 33-11627, effective January 29, 1987, File No. 33-17359, effective September 28, 1987, File No. 33-20706, effective March 17, 1988, File No. 33-29636, effective June 30, 1989, File No. 33-48663, effective June 23, 1992 and File No. 333-03001, effective April 30,
1996) and on Form S-3 (File No. 333-10311) which became effective August 16,
1996.

GRANT THORNTON LLP

 /s/ Grant Thornton LLP
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Houston, Texas
January 31, 2000